
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of IOS Capital, Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          SEP-30-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                                      0
<SECURITIES>                                                0
<RECEIVABLES>                                   2,016,757,000<F1>
<ALLOWANCES>                                                0
<INVENTORY>                                                 0
<CURRENT-ASSETS>                                            0
<PP&E>                                            129,538,000<F2>
<DEPRECIATION>                                     57,378,000<F2>
<TOTAL-ASSETS>                                  2,248,447,000
<CURRENT-LIABILITIES>                                       0
<BONDS>                                         1,622,250,000
<PREFERRED-MANDATORY>                                       0
<PREFERRED>                                                 0
<COMMON>                                                    0<F3>
<OTHER-SE>                                        351,226,000
<TOTAL-LIABILITY-AND-EQUITY>                    2,248,447,000
<SALES>                                                     0
<TOTAL-REVENUES>                                  146,776,000
<CGS>                                                       0
<TOTAL-COSTS>                                               0
<OTHER-EXPENSES>                                   32,544,000
<LOSS-PROVISION>                                            0
<INTEREST-EXPENSE>                                 55,809,000
<INCOME-PRETAX>                                    79,302,000
<INCOME-TAX>                                       33,307,000
<INCOME-CONTINUING>                                45,995,000
<DISCONTINUED>                                              0
<EXTRAORDINARY>                                             0
<CHANGES>                                                   0
<NET-INCOME>                                       45,995,000
<EPS-PRIMARY>                                               0<F4>
<EPS-DILUTED>                                               0<F4>

<F1> Includes net  investments  in leases of  $1,950,360,000  and other accounts receivable.
<F2> Includes leased equipment of: cost - $112,535,000; accumulated depreciation
     - $50,874,000.
<F3> Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
<F4> Not required as the registrant is a wholly-owned subsidiary.

